Exhibit 5.1

[Letterhead of Cahill Gordon & Reindel LLP]

212-701-3000

July 28, 2010

The Great Atlantic & Pacific Tea Company, Inc.
2 Paragon Drive
Montvale, New Jersey  07645

Ladies and Gentlemen:

We have acted as special counsel to The Great Atlantic & Pacific Tea Company, Inc., a Maryland corporation (the “Company”), and the subsidiaries of the Company listed on Schedule 1 hereto (the “Guarantors”), in connection with the filing of a Registration Statement on Form S-3 (the “Registration Statement”) with the Securities and Exchange Commission (the “Commission”), relating to the registration pursuant to the Securities Act of 1933, as amended (the “Act”), of securities of the Company (the “Securities”) consisting of (i) senior debt securities (the “Senior Debt Securities”) of the Company, (ii) subordinated debt securities of the Company (the “Subordinated Debt Securities”), (iii) guarantees of Debt Securities by the Guarantors (the “Guarantees” and together with the Senior Debt Securities and the Subordinated Debt Securities, the “Debt Securities”), (iv) common stock, par value $1.00 per share (the “Common Stock”), to be issued by the Company, (v) preferred stock, without par value, to be issued by the Company (the “Preferred Stock” and together with the Common Stock, the “Equity Securities”) and (vi) shares of Common Stock that may be offered and sold by the Company’s selling securityholders (the “Selling Securityholders”), certain of whom own outstanding (i) shares of Common Stock (the “Outstanding Common Stock”), (ii) warrants exercisable for Common Stock (the “Warrants”), and (iii) preferred stock convertible into Common Stock (the “Convertible Preferred Stock”), each as described in the Registration Statement, from time to time pursuant to Rule 415 under the Act.

The Debt Securities are proposed to be issued under an indenture (the “Indenture”) a form of which is filed as an exhibit to the Registration Statement.

In rendering the opinions set forth herein, we have examined originals, photocopies or conformed copies certified to our satisfaction of corporate records, agreements, instruments and documents of the Company and the Guarantors, certificates of public officials and other certificates and opinions provided to us by the Company and have made such other investigations as we have deemed necessary in connection with the opinions set forth herein. In connection with this opinion, we have assumed (i) the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity to originals of all documents submitted to us as certified or reproduced copies, (ii) the consideration for the issuance of the Securities has been received and consists in whole or in part of money, tangible or intangible property, (iii) to the extent that any Securities are being issued in exchange or upon exercise or conversion of any other securities, the requirements of clause (i) and (ii) of this sentence shall have been satisfied as to the issuance of such other securities, (iv) with respect to any Preferred Stock, the terms of such Preferred Stock, including the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends, qualifications, or terms or conditions of redemption, shall have been determined in accordance with applicable law and the organizational documents of the Company, (v) the Registration Statement and any amendments thereto (including post effective amendments) shall have become effective and the Indenture shall have been qualified under the Trust Indenture Act of 1939, as amended, (vi) a prospectus supplement shall have been prepared and filed with the Commission describing the Securities offered thereby, (vii) all Securities shall be issued and sold in compliance with applicable federal and state securities laws and in the manner stated in the Registration Statement and the appropriate prospectus supplement, and (viii) a definitive purchase, underwriting or similar agreement with respect to any Securities offered shall have been duly authorized and validly executed and delivered by the Company and the other parties thereto.  As to matters of fact, we have relied upon representations of officers of the Company.

Based on the foregoing, we advise you that in our opinion:

1.           With respect to the Debt Securities to be issued under the Indenture, when (i) the Boards of Directors of the Company and, if applicable, the Guarantors, have taken all necessary corporate action to approve the issuance and terms of such Debt Securities, the terms of the offering thereof and related matters; and (ii) such Debt Securities have been duly executed, authenticated, issued and delivered in accordance with the provisions of the Indenture and in accordance with the applicable definitive purchase, underwriting or similar agreement approved by the applicable Boards of Directors upon payment of the consideration therefor provided for therein, such Debt Securities will be legally issued and will constitute valid and binding obligations of the Company and the Guarantors, as applicable, enforceable against such obligor(s) in accordance with their terms, except as such enforcement is subject to any applicable bankruptcy, insolvency, reorganization, fraudulent transfer or other law relating to or affecting creditors’ rights generally and general principles of equity.

2.           With respect to the Equity Securities (other than shares of Common Stock issuable upon exercise of the Warrants and upon conversion of the convertible Preferred Stock) to be issued, when (i) the Board of Directors of the Company has taken all necessary corporate action to approve the issuance and terms of such Equity Securities, the terms of the offering thereof and related matters; and (ii) such Equity Securities have been duly executed, countersigned, registered and delivered either (a) in accordance with the applicable definitive purchase, underwriting or similar agreement approved by the Board of Directors of the Company upon payment of the consideration therefor (not less than the par value of such Equity Security) provided for therein or (b) upon conversion, exchange or exercise of any other security in accordance with the terms of such security or the instrument governing such security providing for conversion, exchange or exercise as approved by the Board of Directors of the Company for the consideration approved by the Board (not less than the par value of such Equity Security), such Equity Securities will be duly authorized, validly issued, fully-paid and non-assessable.

3.           With respect to the Common Stock issuable upon exercise of the Warrants and upon conversion of the Convertible Preferred Stock, when (i) such Warrants have been exercised or such Convertible Preferred Stock has been converted, in each case in accordance with the terms thereof, and (ii) certificates representing such Common Stock have been duly executed, countersigned, registered and delivered upon exercise of the Warrants or conversion of the Convertible Preferred Stock, such Common Stock will be duly authorized, validly issued, fully-paid and non-assessable.

4.           The Outstanding Common Stock has been duly authorized and validly issued and is fully-paid and non-assessable.

We are members of the bar of the State of New York, and in rendering this opinion we express no opinion as to the laws of any jurisdiction other than the laws of the State of New York, the Maryland General Corporation Law of the State of Maryland and the General Corporation Law of the State of Delaware.

We hereby consent to the use of our firm’s name under the caption “Validity of the Securities” and to the filing of this opinion with the Commission as an exhibit to the aforesaid Registration Statement.  In giving such consent we do not hereby admit that we are within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ Cahill Gordon & Reindel LLP Cahill Gordon & Reindel llp

SCHEDULE 1

Guarantors

COMPASS FOODS, INC.
FOOD BASICS, INC.
ONPOINT, INC. (F/K/A HAMILTON PROPERTY I, INC.)
HOPELAWN PROPERTY I, INC.
KOHL’S FOOD STORES, INC.
THE SOUTH DAKOTA GREAT ATLANTIC & PACIFIC TEA COMPANY, INC.
KWIK SAVE INC.
LO-LO DISCOUNT STORES, INC.
MONTVALE HOLDINGS, INC.
SUPER FRESH FOOD MARKETS, INC.
NORTH JERSEY PROPERTIES, INC. VI
SUPER FRESH / SAV-A-CENTER, INC.
SUPER MARKET SERVICE CORP.
SUPER PLUS FOOD WAREHOUSE, INC.
2008 BROADWAY, INC.
THE OLD WINE EMPORIUM OF WESTPORT, INC.
BORMAN’S, INC. (DBA FARMER JACK)
BEV, LTD.
FARMER JACK’S OF OHIO, INC.
S E G STORES, INC.
SHOPWELL, INC. (DBA FOOD EMPORIUM)
CLAY-PARK REALTY CO., INC.
AMSTERDAM TRUCKING CORPORATION (F/K/A DAITCH CRYSTAL DAIRIES, INC.)
GRAMATAN FOODTOWN CORP.
TRADEWELL FOODS OF CONN., INC.
APW SUPERMARKET CORPORATION
APW SUPERMARKETS, INC.
WALDBAUM, INC. (DBA WALDBAUM, INC. AND FOOD MART)
LBRO REALTY, INC.
MCLEAN AVENUE PLAZA CORP.
SPRING LANE PRODUCE CORP.
THE MEADOWS PLAZA DEVELOPMENT CORP.
PATHMARK STORES, INC.
AAL REALTY CORP.

ADBRETT CORP.
BERGEN STREET PATHMARK, INC.
BRIDGE STUART INC.
EAST BRUNSWICK STUART LLC
LANCASTER PIKE STUART, LLC
MACDADE BOULEVARD STUART, LLC
MILIK SERVICE COMPANY, LLC
PLAINBRIDGE LLC
SUPERMARKETS OIL COMPANY, INC.
UPPER DARBY STUART, LLC
BEST CELLARS INC.
BEST CELLARS MASSACHUSETTS, INC.
BEST CELLARS VA INC.
GRAPE FINDS LICENSING CORP.
GRAPE FINDS AT DUPONT, INC.
BEST CELLARS DC INC.
BEST CELLARS LICENSING CORP.
GREENLAWN LAND DEVELOPMENT CORP.